UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 20, 2012
Date of Report (Date of earliest event reported)
NATURAL BLUE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
Delaware
333-128060
13-3134389
(State or other jurisdiction of incorporation or organization) (Commission File Number)
(I.R.S. Employer Identification Number)
36 Commerce Way, Woburn, Massachusetts 01801
(Address of principal executive office, including zip code)
(781) 933-4333
(Registrants telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
?? Written communications pursuant to Rule 425 under the
 Securities Act (17 CFR 230.425)
?? Soliciting material pursuant to Rule 14a-12
under the Exchange Act (17 CFR 240.14a-12)
?? Pre-commencement communications pursuant to Rule 14d-2(b)
 under the Exchange Act (17 CFR 240.14d-2(b))
?? Pre-commencement communications pursuant to Rule 13e-4(c)
 under the Exchange Act (17 CFR 240.13e-4(c))
Item 4.01 Changes in Registrants Certifying Accountant
On February 20, 2012, The Board of Directors accepted Silberstein Ungar, PLLCs resignation as independent auditor for Natural Blue Resources, Inc. The letter of resignation is attached as Exhibit 99.77K and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers
On March 15, 2012 the Board of Directors accepted Phil Braeuning's resignation as Chief Executive Officer and Board Member, and
Thomas Browns resignation as Board Member. Mr. Braeuning and Mr. Brown were provided with the opportunity to furnish a letter with respect to his resignation but declined to do so.
On March 19, 2012 Salvatore Tecce and Hugo Arloro have been elected to fill the existing vacancies on the Board of Directors of the Corporation.
Item 9.01. Exhibits
Exhibit 99.77K
Changes in Registrants Certifying Accountant.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

NATURAL BLUE RESOURCES, INC.



Dated: March 20, 2012
                                                  By:/s/Joseph Montalto
                                           Joseph Montalto, President





















Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com


February 20, 2012

Board of Directors
      Natural Blue Resources, Inc.
      146 West Plant Street, Suite 300
      Winter Garden FL 34787

Sent via email


To the Board of Directors:

Effective immediately, the CPA firm of Silberstein Ungar, PLLC is resigning as independent auditor for Natural Blue Resources, Inc.

We have had no disagreements with Company management over accounting issues or accounting policies.

We wish you the best of luck in the future.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC


Cc: Securities and Exchange Commission